UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2024

Definitive Healthcare Corp.

(Exact name of Registrant as Specified in Its Charter)

Commission File Number 1-40815

Delaware		86-3988281
(State of Incorporation)		(IRS Employer Identification No.)
492 Old Connecticut Path, Suite 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices)

508 720-4224
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2024, the Board of Directors (the “Board”) of Definitive Healthcare Corp. (the “Company”) appointed Kevin Coop to the position of Chief Executive Officer (“CEO”) and as a member of the Board, each effective June 24, 2024 (the “Start Date”). Mr. Coop will serve as a Class I director, to serve until the Company’s annual meeting of stockholders in 2025 and until his successor is duly elected and qualified, subject to his earlier death, resignation or removal. Effective on the Start Date, Jason Krantz, the Company’s founder, Executive Chairman of the Board and current Interim CEO will step down from his role as Interim CEO and continue to serve as Executive Chairman of the Board.

Mr. Coop, age 60, currently serves as Chief Executive Officer and a member of the Board of Directors of DailyPay Inc., a financial services worktech company, where he has served in such roles since June 2022. Mr. Coop also served various leadership roles at Dun & Bradstreet Holdings, Inc., a company providing commercial data, analytics and insights, between January 2019 and June 2022, including President of North America from November 2020 to June 2022, Chief Commercial Officer from April 2019 to November 2020, and Chief Revenue Officer from January 2019 to April 2019. Mr. Coop previously served as President of the Data Analytics division of Black Knight, Inc., a provider of software, data and analytics in the mortgage and consumer loan, real estate and capital markets industries, from January 2014 to February 2019. Before joining Black Knight, Mr. Coop served as Executive Vice President of ServiceLink, a subsidiary of Fidelity National Financial, Inc., from December 2012 to January 2014. Prior to that, he served as President of the Financial Services business lines for Verisk Analytics, Inc., a data analytics company, from May 2005 to December 2012. Mr. Coop holds a B.A. in History and Political Science from the University of California, Los Angeles.

Coop Employment Agreement

In connection with Mr. Coop’s appointment as CEO, the Company entered into an Employment Agreement with Mr. Coop, dated as of May 20, 2024 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Coop is entitled to, among other things, (i) an annual base salary of $500,000, (ii) a target bonus of 100% of his base salary, subject to the Company’s Cash Incentive Plan (the “Bonus Plan”), to be pro-rated for 2024, (iii) certain severance benefits as set forth in the Employment Agreement, (iv) an award of time-vesting restricted stock units (“RSUs”) (the “Initial RSU Grant”) with respect to the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and (v) a grant of 1,137,038 performance-vesting RSUs (the “PSUs” and such grant, the “PSU Grant”). The Initial RSU Grant and PSU Grant will be issued pursuant to the Company’s 2023 Inducement Plan (the “Inducement Plan”), which was amended and restated on May 20, 2024 to increase the number of shares of the Class A Common Stock reserved thereunder to 4,400,000, as an inducement material to Mr. Coop in deciding to accept employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) and will be granted on the Start Date, subject to certain conditions (the “Grant Date”).

The Initial RSU Grant will have a target value at grant of $7,500,000, and the number of RSUs subject to the Initial RSU Grant will be determined by dividing such target grant value by the average closing price of a share of Class A Common Stock over the thirty (30) trading days immediately preceding (and not including) the date of the first press release publicly announcing Mr. Coop’s employment with the Company. The RSUs subject to the Initial RSU Grant will vest 25% on July 1, 2025, followed by vesting of 6.25% per quarter until fully vested over the subsequent three years, in each case, subject to Mr. Coop’s continued Service (as defined in the Inducement Plan) through each applicable vesting date.

The PSU Grant will be divided into four vesting tranches, as follows: (i) 200,000 PSUs are subject to the first vesting tranche, (ii) 266,667 PSUs are subject to the second vesting tranche, (iii) 300,000 PSUs are subject to the third vesting tranche, and (iv) 370,371 PSUs are subject to the fourth vesting tranche. The first vesting tranche will vest during a two-year performance period beginning on the Grant Date and the other three vesting tranches will vest during a four-year performance period beginning on the Grant Date (each, a “Performance Period”). Each vesting tranche is subject to satisfaction of certain stock price hurdles and a continued service requirement. The stock price hurdle for a particular vesting tranche will be satisfied if, during the applicable Performance Period, the average closing price of the Class A Common Stock equals or exceeds the applicable stock price hurdle for such vesting tranche for a period of thirty (30) consecutive trading days, which will be measured at the end of each month beginning with the first full month following the Grant Date (each, a “Hurdle Measurement Date”). The stock price hurdles are as follows: (i) $10.00 with respect to the first vesting tranche, (ii) $15.00 with respect to the second vesting tranche, (iii) $20.00 with respect to the third vesting tranche and (iv) $27.00 with respect to the fourth vesting tranche. The vesting date for a particular vesting tranche will be the date on which the Human Capital Management and Compensation Committee of the Board (the “HCCC”) certifies that the applicable stock price hurdle has been achieved with respect to such vesting tranche (the “PSU Vesting Date”). For the continued service requirement to be satisfied with respect to a particular vesting tranche, Mr. Coop must remain in continued Service through each PSU Vesting Date.

In the event of a Change in Control (as defined in the Inducement Plan) that occurs prior to the last day of the applicable Performance Period and subject to the Mr. Coop’s continued Service through the consummation of such Change in Control, (i) satisfaction of any stock price hurdle will be determined by reference to the price per share of Class A Common Stock that is payable pursuant to definitive documentation concerning such Change in Control as determined in good faith by the HCCC (the “Per-Share Transaction Price”), in lieu of the average closing price and without regard to the thirty (30) consecutive trading day requirement set forth above, and (ii) if the Per-Share Transaction Price falls between any two stock price hurdles, a pro-rated portion of the PSUs will vest, with such pro-rated portion determined based on linear interpolation of the Per-Share Transaction Price between each of the two applicable stock price hurdles.

Mr. Coop is eligible for reimbursement of certain expenses and will be entitled to participate in the Company’s benefit plans that are generally available to the Company’s executive employees.

If the Company terminates Mr. Coop’s employment without cause or Mr. Coop terminates his employment for good reason (each as defined in the Employment Agreement), then, subject to execution of a separation agreement and release of claims, the Company must provide Mr. Coop with (a) continuation of regular payments of base salary for a period of twelve (12) months; (b) payment of any unpaid amount of the annual bonus for the immediately preceding calendar year that Mr. Coop would have earned in accordance with the Bonus Plan had the termination not occurred, plus an amount equal to the target annual bonus to be earned by Mr. Coop during the year in which the termination occurs, payable in a lump sum; (c) acceleration of the vesting of all forms of time-based equity awarded to Mr. Coop by the Company at any time (the “Equity”), that would otherwise have vested during the twelve-month period following the termination date, provided that the Initial RSU Grant will vest in full; (d) vesting of any portion of the PSU Grant for which a stock price hurdle had been achieved as of a Hurdle Measurement Date prior to the date of termination, but for which the PSU Vesting Date had not yet occurred; and (e) payment for twelve months of COBRA coverage, if applicable.

If during a Change in Control Period (as defined in the Employment Agreement), Mr. Coop’s employment is terminated without cause, or Mr. Coop terminates his employment with good reason, then, subject to execution of a separation agreement and release of claims, the Company must provide Mr. Coop with (i) continuation of regular payments of base salary for a period of eighteen (18) months from the date of termination of employment; (ii) payment of any unpaid amount of the annual bonus for the immediately preceding calendar year that Mr. Coop would have earned in accordance with the Bonus Plan had the termination not occurred, plus an amount equal to 1.5 times the target annual bonus to be earned by Mr. Coop during the year in which the termination occurs, payable in a lump sum; (iii) acceleration of the vesting in full of all outstanding Equity; (iv) for any outstanding performance-based equity awards (other than the PSU Grant), any applicable performance conditions will be deemed achieved (A) for any completed performance period, based on actual performance, or (B) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the HCCC; and (v) payment for eighteen months of COBRA coverage, if applicable. Mr. Coop will also enter into the Company’s standard form of indemnity agreement in the form previously approved by the Board, which form is filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-258990) filed with the SEC on August 20, 2021.

The foregoing summaries are not complete descriptions and are qualified in their entirety by the reference to the full text and terms of the Employment Agreement and form of the PSU Award Agreement governing the PSU Grant, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2024, the Company held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on March 25, 2024, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 117,789,185 shares of Class A Common Stock and 39,238,832 shares of Class B Common Stock of the Company issued and outstanding. At the Annual Meeting, the stockholders of the Company (i) elected each of the Company’s nominees for Class III directors to serve a three-year term expiring at the annual meeting in 2027, and until their successors have been duly elected and qualified; (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2024; and (iii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. A more complete description of each proposal is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2024 (the “Proxy Statement”). The final results are set forth below.

Proposal 1 – Election of Directors

The stockholders elected each of the three nominees named below as Class III directors to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified. The results of such vote were:

Director Nominee	For	Withheld	Broker Non-Votes
Jeff Haywood	141,873,111	3,175,200	6,518,949
Scott Stephenson	143,861,538	1,186,773	6,518,949
Kathleen A. Winters	141,336,051	3,712,260	6,518,949

Proposal 2 – Ratification of Selection of Independent Public Registered Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. The results of such vote were:

For	Against	Abstain
147,413,457	4,139,966	13,837

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
141,376,763	3,663,202	8,346	6,518,949

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of May 20, 2024, by and among Definitive Healthcare, LLC, Definitive Healthcare Corp., and Kevin Coop.
10.2	Form of Executive Value Creation PSU Award Agreement under the Definitive Healthcare Corp. 2023 Inducement Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

Date: May 24, 2024	By:	/s/ Richard Booth
	Name:	Richard Booth
	Title:	Chief Financial Officer